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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-95951 of ClientLogic Corporation on Form S-1 of our report dated November 3, 1998 (December 17, 1998, as to Note 18) relating to the consolidated Financial Statements of LCS Industries, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Parsippany, NJ

March 27, 2000